Exhibit 5.1

September 14, 2017

Achieve Life Sciences, Inc.

1001 W. Broadway, Suite 400

Vancouver, BC V6H 4B1

Ladies and Gentlemen:

At your request, we have examined the prospectus supplement, dated September 14, 2017 (the “Prospectus Supplement”), to a Registration Statement on Form S-3, Registration No. 333-207670 (the “Registration Statement”) filed by Achieve Life Sciences, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, on October 29, 2015 in connection with the registration under the Securities Act of the proposed issuance and sale, from time to time pursuant to the Purchase Agreement (the “Purchase Agreement”), dated September 14, 2017, by and between the Company and Lincoln Park Capital Fund, LLC, an Illinois limited liability company (“LPC”), of (i) 328,947 of the Company’s Units, with each Unit containing one share (each a “Unit Share” and collectively the “Unit Shares”) of the Company’s common stock, par value $0.001, (the “Common Stock”) and one warrant to purchase one-quarter of one share of Common Stock (each a “Warrant” and collectively the “Warrants”), (ii) up to $10,000,000 in aggregate purchase price of shares of Common Stock to be sold by the Company in its sole discretion from time to time (the “Purchase Shares”) and (iii) 123,516 shares of Common Stock to be issued to LPC as consideration under the Purchase Agreement (the “Commitment Shares,” together with the Purchase Shares and the Unit Shares, the “Shares”). The shares of Common Stock issuable upon exercise of the Warrants are collectively referred to herein as the “Warrant Shares.” The Shares, the Warrants and the Warrant Shares are collectively referred to herein as the “Securities.” The Securities are to be sold pursuant to the Prospectus Supplement and the base prospectus included in the Registration Statement, dated November 20, 2015 (together with the Prospectus Supplement, the “Prospectus”).

In connection with our opinion expressed below we have examined originals or copies of the Company’s Certificate of Incorporation, as amended (the “Certificate”), and Bylaws, as amended (the “Bylaws”), certain corporate proceedings of the Company’s board of directors (the “Board”) and stockholders relating to the Registration Statement, Purchase Agreement, the Certificate, the Bylaws, and such other agreements, documents, certificates and statements of the Company, its transfer agent and public or government officials, as we have deemed advisable, and have examined such questions of law as we have considered necessary. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures on documents submitted to us, the conformity to originals of all documents submitted to us as copies, and the absence of any undisclosed termination, waiver or amendment to any document reviewed by us. In giving our opinion, we have also relied upon a good standing certificate regarding the Company issued under other outstanding securities or plans of the Company, to enable the Company to issue and deliver all of the Securities as of the date of this letter.

We render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than, the existing laws of the Delaware General Corporation Law.

With respect to the Warrants and Purchase Shares we have assumed that, as of each and every time any of the Warrants are exercised or the Purchase Shares are issued, the Company will have a sufficient number of authorized and unissued shares of the Common Stock available for issuance under its Certificate to permit full exercise of each of the Warrants or issuance of the Purchase Shares, as the case may be, in accordance with their terms without the breach or violation of any other agreement, commitment or obligation of the Company.

Based upon the foregoing, we are of the following opinion:

(1) With respect to the Shares, when the Shares are issued, sold and delivered in the manner and for the consideration stated in the Registration Statement and the Prospectus and the resolutions adopted by the Board, then such Shares will be validly issued, nonassessable and, to our knowledge, fully paid.

(2) With respect to the Warrant Shares, when the Warrant Shares are issued and delivered by the Company upon exercise of the Warrants in accordance with the terms thereof and the resolutions adopted by the Board, then such Warrant Shares will be validly issued, nonassessable and, to our knowledge, fully paid.

(3) The Warrants, when issued, sold and delivered in the manner and for the consideration stated in the Registration Statement and the Prospectus and the resolutions adopted by the Board, will be validly issued and will be legal, valid and binding obligations of the Company.

We consent to the use of this opinion as an exhibit to the Form 8-K and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto. This opinion is intended solely for use in connection with the issuance and sale of the Securities subject to the Registration Statement and is not to be relied upon for any other purpose. This opinion is rendered as of the date first written above and based solely on our understanding of facts in existence as of such date after the aforementioned examination. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify the opinions expressed herein.

Sincerely,

/s/ Fenwick & West LLP

FENWICK & WEST LLP